EX-23.1
               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24934) of Kinder Morgan, Inc. of our report dated June 28, 2000 relating to the financial statements of KN Energy, Inc. Profit Sharing and Savings Plan, which appears in this Form 11-K/A (Amendment
No. 1).


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 11, 2000